Exhibit (11) under N-1A
                                                Exhibit 23 under Item 601/Reg SK


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholder of FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.:

     We consent to the use in Post-Effective Amendment No. 67 to Registration Statement (No. 2-33490) of Federated Fund for U.S. Government Securities, Inc. of our report dated May 2, 1997 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By:   Deloitte & Touche LLP
Deloitte & Touche LLP

Pittsburgh, Pennsylvania
July 25, 1997